UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 19, 2013

RED MOUNTAIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-54444	27-1739487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2515 McKinney Avenue, Suite 900 Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

(214) 871-0400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On July 23, 2013, Red Mountain Resources, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Global Hunter Securities, LLC, as representative of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Company will sell to the public and to certain noteholders in cancellation of up to $4.3 million of indebtedness through the Underwriters on a best efforts basis up to 500,000 units (the “Units”), with each unit consisting of one share of 10.0% Series A Cumulative Redeemable Preferred Stock, par value $0.0001 per share and liquidation preference of $25.00 per share (“Series A Preferred Stock”), and one warrant with each warrant entitling the purchaser to purchase up to 25 shares of the Company’s common stock (the “Warrants”), at a public offering price of $22.50 per Unit (such offering, the “Offering”).

The Units will not be issued or certificated. The shares of Series A Preferred Stock and the Warrants are immediately separable and will be issued separately, but will be purchased together as a Unit in the Offering. The offer and sale of the Series A Preferred Stock and the Warrants were registered with the Securities and Exchange Commission (the “Commission”) pursuant to a Registration Statement on Form S-3 (File No. 333-186076), which became effective on February 1, 2013, and the initial closing is expected to occur on or about July 26, 2013. The Offering may be consummated in more than one closing.

Assuming the sale of all of the Units, the Company intends to use the net proceeds from the Offering of approximately $6.2 million (after deducting the underwriting discounts and commissions and estimated offering expenses) for general corporate purposes, including to fund a portion of its 2014 drilling and development program and the payment of approximately $0.6 million of accrued interest and fees on the indebtedness to be cancelled in a concurrent offering.

Some of the Underwriters and their affiliates have performed investment and commercial banking and advisory services for the Company and its affiliates from time to time for which they have received customary fees and expenses. The Underwriters and their affiliates may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business.

The Underwriting Agreement contains customary representations, warranties, covenants, conditions to closing, termination provisions, indemnification and other obligations of and agreements by the parties. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Warrant Agreement

In connection with the Offering, the Company will enter into a Warrant Agreement (the “Warrant Agreement”) with Broadridge Corporate Issuer Solutions, Inc. to serve as warrant agent with respect to the Warrants. The Warrants will have an exercise price of $1.00 per share and be exercisable beginning on the date of issuance and may be exercised until the earlier of (i) the date that is three years after the date of issuance, or (ii) the first Trading Day (as defined in the Warrant Agreement) that is at least 30 days after the date that the Company has provided notice to the holders of the Warrants by filing a Current Report on Form 8-K with the Commission stating that the Company’s common stock has (A) achieved a 20 Trading Day VWAP (as defined in the Warrant Agreement) of $1.50 per share (the “Trigger Price”) or more and (B) traded, in the aggregate, 3,000,000 shares (the “Trigger Volume”) or more over the same 20 consecutive Trading Days for which the 20 Trading Day VWAP was calculated; provided, that clause (ii) shall only be applicable so long as a Warrant is exercisable for shares of the Company’s common stock.

The exercise price, number of shares issuable upon exercise, Trigger Price and Trigger Volume are subject to appropriate adjustment in the event of stock dividends, stock splits, stock consolidations, combinations, reverse stock splits, reclassifications and similar events affecting the Company’s common stock.

The foregoing description of the Warrant Agreement is qualified in its entirety by reference to such Warrant Agreement, a copy of which is filed herewith as Exhibit 4.3 and is incorporated herein by reference.

Amendment to Credit Agreement

On July 19, 2013, the Company entered into an amendment and consent (the “Amendment”) to the Senior First Lien Secured Credit Agreement, dated February 5, 2013 (the “Credit Agreement”), with Cross Border Resources, Inc. (“Cross Border”), Black Rock Capital, Inc. (“Black Rock”) and RMR Operating, LLC (“RMR Operating”), as borrowers, and Independent Bank, as lender (“Lender”). Each of Cross Border, Black Rock and RMR Operating are subsidiaries of the Company. Pursuant to the Amendment, (i) the Credit Agreement is amended to permit the payment of cash dividends on the Series A Preferred Stock so long as the Company is not otherwise in default under the Credit Agreement and payment of such cash dividends would not cause the Company to be in default under the Credit Agreement and (ii) Lender consents to the repayment of certain of the Company’s outstanding indebtedness from the proceeds of the Offering.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to the discussions in Item 1.01 above under the heading “Underwriting Agreement” and Item 5.03 below with respect to the issuance of the Series A Preferred Stock and the obligation of the Company to redeem the shares of Series A Preferred Stock on July 15, 2018, which discussions are incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The matters described in Item 5.03 below are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Offering, the Company’s board of directors approved Articles of Amendment to the Company’s Articles of Incorporation (the “Articles of Amendment”) that set forth the designations, preferences and rights of the Series A Preferred Stock, which was filed with the Secretary of State of the State of Florida on July 23, 2013. The designations, rights and preferences of the Series A Preferred Stock include the following:

•

Holders of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Company’s board of directors, out of funds legally available for the payment of dividends under Florida law, cumulative cash dividends at the rate of 10.0% per annum of the $25.00 liquidation preference (equivalent to $2.50 per annum) per share of Series A Preferred Stock. Dividends on any share of Series A Preferred Stock shall accrue daily and be cumulative from, and including, the original date of issuance of such share and shall be payable quarterly in arrears on the 15th day of January, April, July and October of each year, beginning on October 15, 2013.

•

The Company will redeem the Series A Preferred Stock on July 15, 2018 at $25.00 per share, plus accrued and unpaid dividends to, but not including, the redemption date. On or after July 15, 2014, the Company may, at its option, redeem the Series A Preferred Stock, in whole or in part, at specified redemption amounts as set forth in the Articles of Amendment. If at any time a “Change of Control,” as defined in the Articles of Amendment, occurs, the Company will be required to redeem the Series A Preferred Stock at $25.00 per share, plus any accrued and unpaid dividends to, but not including, the redemption date.

•	The liquidation preference, in cash, is equal to $25.00 per share, plus any accrued and unpaid dividends to and including the date of payment.

•	The Series A Preferred Stock is senior to all of the Company’s outstanding securities with respect to dividend rights and rights upon the Company’s liquidation, dissolution or winding up.

•	The Series A Preferred Stock is not convertible into or exchangeable for any property or other securities.

•

Holders of the Series A Preferred Stock generally will have no voting rights except in the instance of a “Dividend Default” or “Listing Default,” as such terms are defined in the Articles of Amendment, in which case the holders will be entitled to elect two directors, in the case of a Dividend Default, or one director, in the case of a Listing Default, to the Company’s board of directors. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding Series A Preferred Stock (voting as a separate class) will be required for the Company to authorize, reclassify, create, issue or increase the authorized amount of any shares of any class or any security convertible or exchangeable for any class or series of senior equity securities or to amend the Company’s articles of incorporation or bylaws, effect a statutory share exchange or merge or consolidate with another entity, in a manner that materially and adversely affects the rights of the holders of Series A Preferred Stock.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Articles of Amendment, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01 Other Events.

The legal opinion and consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. relating to the issuance and sale of the Warrants is attached as Exhibit 5.1 hereto. The legal opinion and consent of Carlton Fields, P.A. relating to the issuance and sale of the Series A Preferred Stock and the shares of common stock underlying the Warrants is attached as Exhibit 5.2 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
1.1*	Underwriting Agreement, dated July 23, 2013, by and between Red Mountain Resources, Inc. and Global Hunter Securities, LLC, as representative of the several underwriters named therein.

3.1	Articles of Amendment to Articles of Incorporation of Red Mountain Resources, Inc. (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form 8-A filed on July 24, 2013).

4.1	Specimen Certificate of 10.0% Series A Cumulative Redeemable Preferred Stock, par value $0.0001 per share, of Red Mountain Resources, Inc. (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form 8-A filed on July 24, 2013).

4.2	Specimen Warrant Certificate (included in Exhibit 4.3).

4.3	Form of Warrant Agreement between Broadridge Corporate Issuer Solutions, Inc. and Red Mountain Resources, Inc. (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form 8-A filed on July 24, 2013).

5.1*	Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

5.2*	Opinion of Carlton Fields, P.A.

12.1*	Calculation of Ratio of Earnings to Fixed Charges.

23.1*	Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1).

23.1*	Consent of Carlton Fields, P.A. (included in Exhibit 5.2).

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 24, 2013	RED MOUNTAIN RESOURCES, INC.

	By:	/s/ Alan W. Barksdale
Alan W. Barksdale
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1*	Underwriting Agreement, dated July 23, 2013, by and between Red Mountain Resources, Inc. and Global Hunter Securities, LLC, as representative of the several underwriters named therein.

3.1	Articles of Amendment to Articles of Incorporation of Red Mountain Resources, Inc. (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form 8-A filed on July 24, 2013).

4.1	Specimen Certificate of 10.0% Series A Cumulative Redeemable Preferred Stock, par value $0.0001 per share, of Red Mountain Resources, Inc. (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form 8-A filed on July 24, 2013).

4.2	Specimen Warrant Certificate (included in Exhibit 4.3).

4.3	Form of Warrant Agreement between Broadridge Corporate Issuer Solutions, Inc. and Red Mountain Resources, Inc. (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form 8-A filed on July 24, 2013).

5.1*	Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

5.2*	Opinion of Carlton Fields, P.A.

12.1*	Calculation of Ratio of Earnings to Fixed Charges.

23.1*	Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1).

23.1*	Consent of Carlton Fields, P.A. (included in Exhibit 5.2).

*	Filed herewith